EXHIBIT 5.1

Kilpatrick Townsend & Stockton LLP ktslaw.com	1100 Peachtree Street NE, Suite 2800 Atlanta, GA 30309-4528

April 7, 2025

Boxlight Corporation

2750 Premiere Parkway

Suite 900

Duluth, Georgia 30097

Re:     Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Boxlight Corporation, a Nevada corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), pursuant to the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission on April 7, 2025, of up to 1,323,000 shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), to be sold by the selling securityholders listed in the Registration Statement under the heading “Selling Securityholders” (the “Selling Securityholders”), consisting of (a) 260,000 issued and outstanding shares of Common Stock (the “Selling Securityholder Shares”), and (b) 1,063,000 shares of Common Stock (the “Warrant Shares”) issuable upon the exercise of prefunded warrants (the “Warrants”) held by the Selling Securityholders.

We have reviewed such documents, including the Registration Statement and related Prospectus, made such examination of law, examined originals or copies of such documents, corporate records, certificates of public officials and other instruments, and have conducted such other investigations of law and fact as we have deemed appropriate, necessary or advisable to give this opinion. In our examination, we have assumed, without verification, the legal capacity of natural persons, the genuineness of all signatures, the authenticity of all documents and instruments submitted to us as originals, and the conformity to the originals of all documents and instruments submitted to us as duplicates or conformed copies. In addition, we have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinions set forth below, on certificates of officers of the Company.

For purposes of this opinion, we have assumed that: (a) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in Chapter 78 of the Nevada Revised Statutes (“NRS78”); and (b) the Warrants have each been duly executed and delivered by the Company and, under the internal laws of the State of New York, constitute valid and legally binding obligations of the Company. With respect to the Warrant Shares, we express no opinion to the extent that future issuances of securities of the Company, adjustments to outstanding securities of the Company or other matters cause the Warrants to be exercisable for more shares of Common Stock than the number available for issuance by the Company, or that the consideration paid upon exercise of the Warrants is below the par value per share of the Common Stock.

Anchorage Atlanta Augusta BEIJING Charlotte CHICAGO DALLAS Denver houston los angeles New York PHOENIX Raleigh

San Diego San Francisco Seattle SHANGHAI Silicon Valley Stockholm Tokyo Walnut Creek Washington Winston-Salem

Boxlight Corporation

April 7, 2025

Based upon and subject to the foregoing, we are of the opinion that: (a) the Selling Securityholder Shares have been duly authorized and validly issued and are fully paid and nonassessable; and (b) the Warrant Shares, when delivered and paid for upon exercise of the Warrants in accordance with the terms of the Warrants, will have been duly authorized and validly issued and will be fully paid and nonassessable.

This opinion is limited in all respects to NRS78, and no opinion is expressed with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to references to us under the heading “Legal Matters” in any related prospectus or prospectus supplement. In giving this consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act, or other rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ KILPATRICK TOWNSEND & STOCKTON LLP